EXHIBIT 4.3
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                      COMMUNITY BANK WHEATON/GLEN ELLYN
                       NON-QUALIFIED STOCK OPTION PLAN

                                  ARTICLE I
                                 DEFINITIONS

   SECTION 1.1. DEFINITIONS. As used herein, the following terms shall have the meanings set forth below, unless the context clearly requires otherwise:

        (a) "Applicable Event" shall mean (i) the expiration of a tender offer or exchange offer pursuant to which more than 50 percent of the Bank's issued and outstanding stock has been purchased, or (ii) the approval by the shareholders of the Bank of an agreement to merge or consolidate the Bank with or into another entity where the Bank is not the surviving entity, or an agreement to sell or otherwise dispose of all or substantially all of the Bank's assets (including a plan of liquidation).

        (b)  "Bank" shall mean Community Bank-Wheaton/Glen Ellyn.

        (c)  "Committee" shall mean the Compensation Committee.

        (d) "Director" shall mean a member of the Board of Directors of the Bank.

        (e) "Effective Date" with respect to the Plan shall mean the date specified in Section 2.3 as the Effective Date.

        (f) "Fair Market Value" with respect to a share of Stock shall mean the fair market value of the Stock, as determined by application of such reasonable valuation methods as the Committee shall adopt or apply. The Committee's determination of Fair Market Value shall be conclusive and binding on the Bank and the Optionee.

        (g) "Option" shall mean an option to purchase Stock granted pursuant to then provisions of the Plan.

        (h) "Optionee" shall mean a Director, officer or employee of the Bank to whom an Option has been granted.

        (i) "Plan" shall mean The Community Bank-Wheaton/Glen Ellyn Non-qualified Stock Option Plan, the terms of which are set forth herein.

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        (j)  "Plan Year" shall mean the twelve month period beginning on the Effective Date, and each twelve month period thereafter beginning on the anniversary of the Effective Date.

        (k)  "Board" shall mean the Board of Directors of Community Bank.

        (l) "Stock" shall mean the Common Stock, $12.50 stated value, of the Bank, or, in the event that the outstanding shares of Stock are changed into or exchanged for shares of a different stock or securities of the Bank or some other entity, such other stock or securities.

        (m) "Stock Option Agreement" shall mean the agreement between the Bank and the Optionee under which the Optionee may purchase Stock pursuant to the terms of the Plan.

                                 ARTICLE II
                                  THE PLAN

   SECTION 2.1. NAME. This plan shall be known as "The Community Bank-Wheaton/Glen Ellyn Non-qualified Stock Option Plan)".

   SECTION 2.2. PURPOSE. The purpose of the plan is to advance the interests of the Bank and its shareholders by affording to Directors and executive and senior management officers of the Bank an opportunity to acquire or increase their proprietary interest in the Bank by the grant to such persons of Options under the terms set forth herein. By encouraging such persons to become owners or increase their ownership of the Bank, the Bank seeks to attract, motivate, reward and retain those highly competent individuals upon whose judgment, initiative, leadership and efforts the success of the Bank depends.

   SECTION 2.3. EFFECTIVE DATE AND TERM. The Plan was approved by the Board of Directors of the Bank on March 20, 1996, and shall be effective on July 1, 1996, as approved by a majority of the shareholders of the Bank present in person or by proxy at the meeting of shareholders of the Bank held on April 24, 1996. The Plan was amended by the shareholders on April 21, 1999.

                                 ARTICLE III
                               ADMINISTRATION

   SECTION 3.1. ADMINISTRATION.

        (a) The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, and by authority of the Board of Directors, the Committee shall have responsibility to administer the Plan.

        (b) Meetings of the Committee shall be held at such times and places as shall be determined from time to time by the

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             Committee.  A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before the meeting. In addition, the Committee may take any action otherwise proper under the Plan by the affirmative vote, taken without a meeting, of a majority of its members.

        (c) No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act of omission on his own part, including, but not limited to, the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. All questions of interpretations and application with respect to the Plan or Options granted thereunder shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee.

   SECTION 3.2. BANK ASSISTANCE. The Bank shall supply full and timely information to the Committee on all matters relating to eligible employees, their employment, death, retirement, disability or other termination of employment, and such other pertinent facts as the Committee may require. The Bank shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

                                 ARTICLE IV
                                  OPTIONEES

   SECTION 4.1. ELIGIBILITY. Directors, executive and management officers of the Bank, as selected by the Board, shall be eligible to participate in the Plan. The Board may grant Options to any eligible individual subject to the distribution provisions in Section 5.01.

                                  ARTICLE V
                       SHARES OF STOCK SUBJECT TO PLAN

   SECTION 5.1. GRANT OF OPTIONS AND LIMITATIONS.

        (a) INITIAL PLAN YEAR. For the initial Plan Year, the Committee may grant Options for up to 8,150 shares of Stock, according to the schedule noted as Schedule "A".

        (b) As revised the committee may grant options for up to 6,500 additional shares with 4,500 to be issued as noted on Schedule "A (2)".

   SECTION 5.2. OPTIONS UNDER PLAN. Shares of Stock with respect to which an Option granted hereunder shall have been exercised shall not again be available for grant hereunder. If Options granted hereunder shall expire, terminate or be cancelled for any reason without being

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   wholly exercised, new Options may not be granted hereunder covering the number of shares to which such Option expiration, termination or cancellation relates.

   SECTION 5.3. ANTIDILUTION. The provisions of subsections (a) and (b) shall apply in the event that the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other Securities of the Bank or another entity by reason of any merger, consolidation, reorganization, recapitalization, reclassification, combination, stock split or stock dividend.

        (a) The aggregate number and kind of shares subject to Options, which may be granted hereunder, shall be adjusted appropriately.

        (b) Where dissolution or liquidation of the Bank or any merger or combination in which the Bank is not a surviving company is involved, each outstanding Option granted hereunder shall, subject to Section 6.8, be vested and available for immediate purchase.

   The foregoing adjustments and the mariner of application of the foregoing provisions shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests.

                                 ARTICLE VI
                                   OPTIONS

   SECTION 6.1. OPTION GRANT AND AGREEMENT. Each Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of at least a majority of the members of the Committee and by a written Stock Option Agreement dated as of the date of grant and executed by the Bank and the Optionee. The Stock Option Agreement shall set forth such terms and conditions as may be determined by the Committee consistent with the Plan.

   SECTION 6.2. OPTION PRICE. The exercise price of the Stock subject to each Option shall not be less than the Fair Market Value of the Stock on the date the Option is granted.

   SECTION 6.3. OPTION GRANT AND EXERCISE PERIODS. The period for exercise of each Option shall be determined by the Committee, but in no instance shall such period extend beyond the tenth anniversary of the date of grant of the Option.

   SECTION 6.4. OPTION EXERCISE.

        (a) The Bank shall not be required to sell or issue shares under any Option if the issuance of such shares shall constitute or result in a violation by the Optionee or the Bank of any provisions of any law, statute or regulation of any

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             governmental authority.  Specifically, in connection with
             the Securities Act of 1993 (the "Act"), upon exercise of any Option, the Bank shall not be required to issue such shares unless the Committee has received evidence satisfactory to it to the effect that registration under the Act and applicable state securities laws is not required, unless the offer and sale of securities under the Plan is registered or qualified under the Act and applicable state laws. Any determination in this connection by the Committee shall be final, binding and conclusive. If shares are issued under any Option without registrations under the Act or applicable state securities laws, the Optionee may be required to accept the shares subject to such restrictions on transferability as may in the reasonable judgment of the Committee be required to comply with exemptions from registrations under such laws. The Bank may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Act or applicable state securities laws. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

        (b) Subject to Section 6.4(c), and such terms and conditions as may be determined by the Committee in its sole discretion upon the grant of an Option, an Option may be exercised in whole or in part (but with respect to whole shares only) and from time to time by delivering to the Bank at its principal office written notice of intent to exercise the Option with respect to a specified number of shares.

        (c) An Option shall be exercisable according to the vesting schedule noted as Schedule "A (2)."

        Provided, however, that upon the earlier of (i) the Optionee's 72nd birthday, or (ii) the occurrence of an Applicable Event, all Options granted to the Optionee shall be fully exercisable in accordance with the terms of the Plan.

        (d) Subject to such terms and conditions as may he determined by the Committee in its sole discretion upon grant of an Option, payment for the shares to be acquired pursuant to exercise of the Option shall be made as follows:

             (I) by delivering to the Bank at its principal office a cashier's or certified check, payable to the order of the Bank, in the amount of the Option price for the number of shares of Stock with respect to which the Option is then being exercised.

   SECTION 6.5. NONTRANSFERABILITY OF OPTION. No Option may be transferred by an Optionee under any circumstances. During the

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   lifetime of an Optionee the Option shall be exercisable only by the
   Optionee.

   SECTION 6.6. EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH.

        (a) If an Optionee's status as a Director or as an employee of the Bank terminates for any reason, other than the death of the Optionee, before the date of expiration of Options held by such Optionee, such Options shall become null and void on the 30th day following the date of such termination. The date of such termination shall be the date the Optionee ceases to be a Director or an employee of the Bank.

        (b) If an Optionee dies before the expiration of Options held by the Optionee, such Options shall terminate on the earlier of
             (i) the date of expiration of the Options, or (ii) one year following the date of the Optionee's death. The executor or administrator of the estate of a deceased Optionee, or the person or persons to whom an Option granted hereunder shall have been validly transferred by the executor or the administrator of the Optionee's estate, shall have the right to exercise the Optionee's Option. To the extent that such Option would otherwise be exercisable under the terms of the Plan and the Optionee s Stock Option Agreement, such exercise may occur at any time prior to the termination date specified in the preceding sentence.

   SECTION 6.7. RIGHTS AS SHAREHOLDER. An Optionee shall have no rights as a shareholder with respect to any share subject to such Option prior to the exercise of the Option and the purchase of such shares.

   SECTION 6.8. LIMITED RIGHTS. Within the later of (i) the occurrence of an Applicable Event, or (ii) 30 days following the date on which the Bank obtains knowledge of and notifies an Optionee of an Applicable Event, an Optionee shall have the right (without regard to the limitation on the exercise of Options set forth in Section 6.4(c) of the Plan and similar limitations in the Stock Option Agreement) to exercise options then held, or to surrender unexercised Options in exchange for a cash amount. Such cash amount shall be equal to the product of (1) the number of shares of Stock subject to the Option, or portion thereof which is surrendered, multiplied by (2) the amount by which the highest price paid or to be paid per share pursuant to an applicable Event exceeds the exercise price.

                                 ARTICLE VII
               TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

   SECTION 7.1. TERMINATION. The Board of Directors of the Bank may at any time and from time to time and in any respect amend, modify or terminate the plan; provided, however, that absent the approval of holders representing a majority of the voting shares of stock of the Bank, no such action may:

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        (a)  increase the total number of shares of Stock subject to the
             Plan, except as contemplated in Section 5.3 hereof; or

        (b)  withdraw the administration of the Plan from the Committee;
             or

        (c) change the terms by which an Option may be exercised, in whole or in part, as described in Section 6.4 of this Plan; or

        (d) change the limitation on the price at which Options may be granted hereunder as provided by Section 6.2; or

        (e) affect any Stock Option Agreement previously executed pursuant to the Plan without the consent of the Optionee.

                                ARTICLE VIII
                                MISCELLANEOUS

   SECTION 8.1. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Stock pursuant to Options shall be used for general corporate purposes.

   SECTION 8.2. TENURE. Nothing in the Plan or in any Option granted hereunder or in any Stock Option Agreement relating thereto shall confer upon any Director, or upon any officer or employee, the right to continue in such position with the Bank.

   SECTION 8.3. OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Bank, nor shall the Plan preclude the Bank from establishing any other forms of incentive or other compensation for Directors, officers or employees of the Bank.

   SECTION 8.4. NO OBLIGATION TO EXERCISE OPTIONS. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

   SECTION 8.5. PLAN BINDING ON SUCCESSORS. The Plan shall be binding upon the successors and assigns of the Bank.

   SECTION 8.6. SINGULAR, PLURAL GENDER. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include feminine.









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   SECTION 8.7. HEADINGS, ETC., NO PART OF PLAN.  Headings of Articles
   and Sections hereof are inserted for convenience of reference; they constitute no part of the Plan.


   Signed this 21 day of April, 1999.


   COMMUNITY BANK-WHEATON/GLEN ELLYN



   BY: /s/ Donald H. Fischer
       -----------------------------------
       Chairman of the Board of Directors






































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